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                                                                   EXHIBIT 23.02

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Symantec Corporation 2004 Equity Incentive Plan and Symantec Corporation 2000 Director Equity Incentive Plan, as amended, of our report dated April 22, 2002, with respect to the consolidated financial statements and schedule of Symantec Corporation for the year ended March 31, 2002, included in its Annual Report (Form 10-K) for the year ended March 31, 2004, filed with the Securities and Exchange Commission.

                                                            /s/Ernst & Young LLP

San Jose, California
October 19, 2004